Exhibit 10.3

EXECUTION VERSION

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”) is dated as of July 29, 2009, by and among FREEDOM GROUP, INC., a Delaware corporation (“FGI”), REMINGTON ARMS COMPANY, INC., a Delaware corporation (“Remington”),  THE MARLIN FIREARMS COMPANY, a Connecticut corporation (“Marlin”), H&R 1871, LLC, a Connecticut limited liability company (“H&R”), BUSHMASTER FIREARMS INTERNATIONAL, LLC, a Delaware limited liability company (“Bushmaster”), DPMS FIREARMS, LLC, a Delaware limited liability company (“DPMS”), E-RPC, LLC, a Delaware limited liability company (“E-RPC”), DA ACQUISITIONS, LLC, a Delaware limited liability company (“Dakota”), and RA BRANDS, L.L.C., a Delaware limited liability company (“Brands”),  RACI HOLDING, INC., a Delaware corporation (“RACI”), BUSHMASTER HOLDINGS, LLC, a Delaware limited liability company (“Bushmaster Holdings”), and REMINGTON STEAM, LLC, a New York limited liability company (“Steam”; each of Remington, Marlin, H&R, Bushmaster, DPMS, E-RPC, Dakota, Brands, RACI, Bushmaster Holdings, and Steam hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”; and together with FGI, the “Companies”), WILMINGTON TRUST FSB, a federal savings bank, in its capacity as agent (together with its successors in such capacity, “Agent”) for the Secured Parties (as hereinafter defined).

Recitals:

FGI and Guarantors are parties to an Indenture, dated on or about the date hereof, with Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which FGI is issuing $200,000,000 aggregate amount of its 10¼% Senior Secured Notes due 2015 (the “Notes”), which are guaranteed by each of the Guarantors.

Each Company is a party to a Security Agreement, dated on or about the date hereof, with Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Notes and guarantees under the Indenture are secured by liens upon substantially all of the assets of each Company.

Each Company will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes, the Security Agreement and any Additional Pari Passu Agreement (as defined in the Security Agreement) and each is, therefore, willing to execute and deliver this Agreement to Agent.

In consideration for, among other things, the execution and delivery of the Indenture and the Notes by the Agent, each of the Companies agrees to grant a second priority security interest to the Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), in and to the Collateral described herein, in each case in order to ensure and secure the full and prompt payment and performance of the Obligations (as defined in the Security Agreement), all on the terms set forth herein.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Companies hereby agrees with Agent as follows:

1.                                      Definitions.  Capitalized terms used herein (including those used in the Recitals hereto), unless otherwise defined, shall have the meanings ascribed to them in the Security Agreement or the Indenture, as the context may require.  As used herein, the term “Full Payment” shall mean full and final payment of the Obligations leading to Discharge of Obligations; and the term “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time.

2.                                      Grant of Security Interest in Collateral.  To secure the prompt payment and performance of all of the Obligations, each Company hereby grants, assigns and pledges to Agent, for the benefit of the Secured Parties, a continuing security interest in and Lien upon all of the following property of such Company, whether now existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”):

(a)                                  the entire right, title and interest of such Company in and to all patents, patent registrations, and patent applications, including, without limitation, the patents and applications listed on Exhibit A attached hereto and made a part hereof (as the same may be amended from time to time), and (i) all re-issues, divisions, continuations, renewals, extensions and continuations in part thereof, (ii) the right to sue for past, present and future infringements thereof, (iii) all rights corresponding thereto throughout the world and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and all damages and payments for past or future infringements, misappropriations or dilutions thereof and all other proceeds of the foregoing, (all of the foregoing patents, patent registrations and patent applications are hereinafter collectively referred to as the “Patents”, and together with the items described in clauses (i)-(iv), as the “Patent Collateral”);

(b)                                 the entire right, title and interest of such Company in and to all trademarks, trademark registrations, trade names and trademark applications, including, without limitation, the trademarks and applications listed on Exhibit B attached hereto and made a part hereof (as the same may be amended from time to time), and (i) all re-issues, continuations, extensions and renewals thereof, (ii) the right to sue for past, present and future infringements or dilutions thereof, (iii) the goodwill of such Company’s business connected with and symbolized by the foregoing, (iv) all rights corresponding thereto throughout the world and (v) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and all damages and payments for past or future infringements, misappropriations or dilutions thereof, and all other proceeds of the foregoing (all of the foregoing trademarks, trademark registrations and trademark applications are hereinafter collectively referred to as the “Trademarks”, and together with the items described in clauses (i)-(v), as the “Trademark Collateral”);

(c)                                  the entire right, title and interest of such Company in and to all copyrights, copyright registrations and recordings thereof, and copyright applications, including, without limitation, the copyrights and applications listed on Exhibit C attached hereto and made a part hereof (as the same may be amended from time to time), and (i) all continuations, renewals, and extensions thereof, (ii) the right to sue for past, present and future infringements or misappropriations thereof, (iii) all rights corresponding thereto throughout the world and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and all damages and payments for past or future infringements, misappropriations or dilutions thereof, and all other proceeds of the foregoing, (all of the foregoing copyrights, copyright registrations and copyright applications are hereinafter collectively referred to as the “Copyrights”, and together with the items described in clauses (i)-(iv), as the “Copyright Collateral”); and

(d)                                 any and all rights now owned or hereafter acquired by any Company (but not the obligations of such Company) under any written agreement granting any exclusive right to use any other Person’s patents, trademarks, or copyrights, or applications therefor, including, without limitation, the patents, trademarks and copyrights and applications therefor listed on Exhibit D attached hereto and made a part hereof, to the extent permitted thereunder, and all proceeds of the foregoing (all of the foregoing licenses and other agreements are hereinafter collectively referred to as the “Intellectual Property Licenses”).

3.                                      Representations and Warranties.  Each Company represents and warrants to Agent and the other Secured Parties that, to the best of such Company’s knowledge:

(a)                                  Each of the Patents, Trademarks and Copyrights of such Company is valid and enforceable, and has not been adjudged invalid or unenforceable, in whole or in part;

(b)                                 Subject to the exceptions disclosed in the attached Exhibits and except for Permitted Liens and licenses permitted pursuant to paragraphs 6 and 7 below, such Company is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any Liens, charges and encumbrances, including, without limitation, pledges, assignments, licenses, registered user agreements and covenants by such Company not to sue third Persons; and

(c)                                  No claim or litigation is pending or threatened against or affecting such Company contesting its right to sell or use any Intellectual Property Collateral that would reasonably be expected to have a Material Adverse Effect.

4.                                      Covenants Regarding Collateral.  Each Company covenants and agrees with Agent and the other Secured Parties with respect to its respective portion of the Intellectual Property Collateral that,

(a)                                  Except for those Patents, Trademarks and Copyrights abandoned or disposed of by such Company in the ordinary course of business (provided such abandonment or disposition individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and, to the extent any Event of Default then exists, Companies have obtained the written consent of Agent to such abandonment or disposition), such Company has used, and will continue to use for the duration of this Agreement, to the extent commercially reasonable and practicable, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights and has made, and will continue to make, to the extent commercially reasonable and practicable, all appropriate filings with the USPTO or USCO, as applicable, and any applicable foreign filing offices to maintain the Patents, Trademarks and Copyrights in existence, and take such other actions as may be necessary to maintain the registration thereof without loss of protection therefor, including, without limitation, the filing of all applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings;

(b)                                 Such Company will use commercially reasonable efforts to maintain the quality of the products associated with the Trademarks of such Company except for those Trademarks abandoned by such Company in the ordinary course of business (provided such abandonment individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and, to the extent any Event of Default then exists, Companies have obtained the written consent of Agent to such abandonment), at a level reasonably consistent with the quality at the time of this Agreement; and

(c)                                  Such Company shall use commercially reasonable efforts to preserve, protect and maintain all of its rights, powers, privileges, remedies and benefits under and with respect to each of the Intellectual Property Licenses.

5.                                      No Assumption of Intellectual Property Licenses.   Neither this Assignment or any action taken by Agent or any other Secured Party pursuant to the terms hereof shall constitute an assumption by any such Secured Party of any obligations under any of the Intellectual Property Licenses, and the Companies shall continue to be liable for all obligations of the Companies thereunder.

6.                                      Access to Collateral; License to Use Collateral, Royalties and Term.

(a)                                  Each Company hereby grants to Agent, and its employees and agents (and any Secured Parties and their respective employees and agents), the visitation, audit, and inspection rights with respect to the Companies and the Intellectual Property Collateral as set forth in the Security Agreement.

(b)                                 Each Company hereby grants to Agent for the ratable benefit of the Secured Parties a non-exclusive, assignable right and license, during the existence of an Event of Default, (i) under each of its Patents, Trademarks and Copyrights, and (ii) under any Intellectual Property License held by such Company with respect to any patents, trademarks or copyrights owned by any person or entity other than such Company to the extent permitted under such Intellectual Property License, in each case to use such Patents, Trademarks and Copyrights and the patents, trademarks and copyrights subject to such Intellectual Property Licenses, in order to complete work-in-process and to sell any Inventory or other Collateral utilizing or incorporating any such Patents, Trademarks and Copyrights and the patents, trademarks and copyrights subject to such Intellectual Property Licenses to the extent that such license is reasonably necessary to permit or to facilitate the collection, during the existence of an Event of Default, of any accounts of such Company or the disposition, during the existence of an Event of Default, of any Inventory or other Collateral (the “Secured Party License”). The Secured Party License shall be without royalty or any other payments or fees by Agent or any of the other Secured Parties to any Company and the permitted use by Agent thereunder (i) shall be co-extensive with such Company’s rights under the Patents, Trademarks and Copyrights and the Intellectual Property Licenses, and (ii) shall be limited only by those restrictions to which Companies are subject under the Patents, Trademarks and Copyrights and the Intellectual Property Licenses.

7.                                      Third Party Licenses.  Until Full Payment of the Obligations, no Company shall enter into any license agreement relating to any of the Intellectual Property Collateral with any Person except as permitted under the Security Agreement or otherwise in the ordinary course of such Company’s business, provided, that, no Company shall become a party to any agreement with any

Person that is inconsistent with the Company’s obligations under this Agreement or that would reasonably be expected to restrict or inhibit in any material respect Agent’s rights to sell or otherwise dispose of the Intellectual Property Collateral or any part thereof during the existence of an Event of Default.

8.                                      After Acquired Collateral. If, before Full Payment of the Obligations, any Company shall obtain rights to any new patentable inventions, trademarks or copyrights, or shall become entitled to the benefit of (i) any patent application or patent or any reissue, division, continuation, renewal, extension or continuation in part of any existing Patent or any improvement on any Patent, (ii) any trademark application or trademark or any renewal of any existing Trademark, or (iii) any new copyrights or any modification of any existing Copyright, the provisions of paragraph 2 hereof shall automatically apply thereto, and such Company shall give to Agent notice thereof in writing within forty-five (45) days after the end of the calendar quarter in which any registration or application relating to such right or interest is filed or obtained.

9.                                      Amendments.  Each Company hereby irrevocably authorizes and empowers Agent to modify this Agreement from time to time by amending Exhibits A, B, C and D, as applicable, to include any future patents, trademarks and copyrights, and applications therefor, and licenses  with respect thereto, in each case pursuant to paragraphs 2 and 8 hereof.

10.                               Remedies.

(a)                                  At any time that an Event of Default exists, Agent shall have, in addition to all other rights and remedies given it by this Agreement, the Security Agreement and the other Senior Secured Note Documents, all rights and remedies under applicable law and all rights and remedies of a secured party under the UCC and all other rights and remedies under any other applicable law.

(b)                                 Without limiting the generality of the foregoing remedies with respect to the Intellectual Property Collateral, prior to any sale or other disposition of any of the Intellectual Property Licenses or of any right, remedy or privilege of the Companies thereunder, Agent shall have the right, at any time that an Event of Default exists, and subject to the terms of the limitations of the applicable Intellectual Property License (and to the extent permitted thereby), to (i) use and enjoy the rights and benefits of the Intellectual Property Licenses; (ii) exercise any rights, powers and remedies of the Companies in connection with any of the Intellectual Property Licenses, including, but not limited to, any rights of the Companies to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Intellectual Property Licenses and to modify, amend, terminate, replace, settle or compromise any right or claim under any of the Intellectual Property Licenses; (iii) prosecute any action or proceeding with respect to any of the Intellectual Property Licenses; (iv) use, and permit any purchaser of any of the Intellectual Property Licenses from Agent to use, without charge, the Companies’ labels, general intangibles, advertising matter or any property of a similar nature, as it pertains to or is included in any of the Intellectual Property Licenses, in advertising, preparing for sale and selling any Inventory and in finishing the manufacture, processing, fabrication, packaging and delivery of any Inventory; and (v) collect, receive, appropriate, repossess and realize upon all or any part of the Inventory or the Intellectual Property Licenses, and Agent may forthwith sell, lease, assign, give options to purchase or sell or otherwise dispose of and deliver all or any part of the Inventory (or contract to do so), for cash, on credit or for future delivery without assumption of any credit risk.  The rights, remedies, powers, benefits and privileges provided for herein shall be in addition to, and not in lieu of the rights, remedies, powers, benefits and privileges contained in the Security Agreement or any of the other Senior Secured Note Documents and may be exercised concurrently with the exercise of any other right, remedy, power, benefit or privilege available to Agent under the Security Agreement or any of the other Senior Secured Note Documents or applicable law.  Agent shall apply any proceeds received to the payment of the Obligations in such order and manner as may be authorized or required by the Security Agreement.  Any remainder of the proceeds after Full Payment of the Obligations shall be paid over to the Companies to the extent permitted by applicable law.

11.                               Appointment of Agent as Attorney-in-Fact.  Each Company hereby makes, constitutes and appoints Agent, and any officer or agent of Agent as Agent may select, as such Company’s true and lawful attorney-in-fact, with full power to do any or all of the following if an Event of Default shall exist:  to endorse the Company’s name on all applications, documents, papers and instruments necessary for Agent to continue the registration or maintenance of or to use the Patents, Trademarks or Copyrights, or to grant or issue any exclusive or nonexclusive license under the Patents, Trademarks or Copyrights to any other Person, or to assign, pledge, convey or otherwise transfer title in or dispose of any Collateral to any other Person.  Each Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney, being coupled with an interest, shall be irrevocable until Full Payment of the Obligations.

12.                               Fees and Expenses of Agent. Any and all reasonable fees, costs and expenses, of whatever kind or nature (including, without limitation, reasonable attorneys’ fees and legal expenses) incurred by Agent in connection with the preparation of this Agreement and any other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including, without limitation, all taxes in connection therewith) with the USPTO or USCO, as applicable, or in any other public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, Liens, or otherwise protecting, maintaining, or preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Companies in accordance with the provisions of the Security Agreement or, if paid by Agent in its sole discretion, shall be reimbursed by the Companies to Agent on demand by Agent and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the per annum interest rate of the Notes.

13.                               Infringement, Misappropriation and Dilution; Prosecution of Pending Applications; Abandonment.  Except with respect to (i) those Patents, Trademarks and Copyrights abandoned or disposed of by such Company in the ordinary course of business (provided such abandonment or disposition individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect and, to the extent any Event of Default then exists, Companies have obtained the written consent of Agent to such abandonment or disposition), and (ii) those Intellectual Property Licenses that such Company is permitted to cancel, surrender or release under the terms of this Agreement and the Security Agreement:

(a)                                  Each Company shall use commercially reasonable efforts to detect any infringement, misappropriation or dilution of the Patents, Trademarks and Copyrights, and of any of the Intellectual Property Licenses, and shall notify Agent in writing of material infringements, misappropriation or dilution detected.  Subject to such Company’s reasonable discretion in the ordinary course of business or, during the existence of an Event of Default, upon Agent’s request, each Company shall have the duty to (i) prosecute diligently any application for a patent, trademark or copyright pending as of the date of this Agreement or thereafter until Full Payment of the Obligations, (ii) make federal application on unpatented but patentable inventions, registrable but unregistered trademarks and copyrights, (iii) file and prosecute opposition and cancellation proceedings and lawsuits to protect or enforce any of the Patents, Trademarks or Copyrights and (iv) do any and all acts which are deemed necessary or desirable by Agent to preserve and maintain all rights in such Patents, Trademarks and Copyrights, and the Intellectual Property Licenses, and applications therefor, unless in any such case no Event of Default then exists and the applicable Company has determined that such Patent, Trademark or Copyright, or Intellectual Property License, is not material to the conduct of its business.

(b)                                 Any expenses incurred in connection with such applications or proceedings shall be borne jointly and severally by the Companies in accordance with the provisions of the Security Agreement.

No Company shall abandon any right to file a patent, trademark or copyright application, or any pending patent, trademark or copyright application or patent, trademark or copyright without the prior written consent of Agent, unless no Event of Default then exists and the applicable Company has determined that the applicable patent, trademark or copyright is not material to the conduct of its business.

14.                               Agent’s Right to File Suit.  Notwithstanding anything to the contrary contained in paragraph 13 hereof, at any time that an Event of Default exists, Agent shall have the right (but shall in no way be obligated) to bring suit instead in its own name to enforce the Patents, Trademarks or Copyrights, and the Secured Party License hereunder, or to defend any suit or counterclaim in its own name to protect such Patents, Trademarks or Copyrights, and the Secured Party License hereunder, in either of which events each Company shall at the request of Agent do any and all lawful acts (including bringing suit) and execute any and all proper documents required by Agent to aid such enforcement, or defense, and the Company shall promptly, upon demand, reimburse and indemnify Agent for all reasonable costs and expenses incurred in the exercise of Agent’s rights under this paragraph 14.  Agent shall apply any proceeds from such suit under this paragraph 14 to the payment of the Obligations in such order and manner as may be authorized or required by the Security Agreement.  Any remainder of the proceeds after Full Payment of the Obligations shall be paid over to the Companies to the extent permitted by applicable law.  This paragraph in no way affects such Company’s right to join or bring suit in its own name to enforce Patents, Trademarks or Copyrights, and the Intellectual Property Licenses, or to join or defend any suit or counterclaim in its own name to protect such Patents, Trademarks or Copyrights, and the Intellectual Property Licenses.

15.                               Agent’s Actions on Behalf of Companies; Reimbursement.  If any Company fails to comply with any of its obligations hereunder and at the time of such failure or as a result thereof an Event of Default exists, then to the extent permitted by applicable law, Agent may discharge such obligations in the Company’s name or in Agent’s name, in Agent’s sole discretion, but at Companies expense, and Companies agree to jointly and severally reimburse Agent in full for all expenses, including, without limitation, reasonable attorneys’ fees, incurred by Agent in prosecuting, defending or maintaining the Patents, Trademarks or Copyrights, or Intellectual Property Licenses, or Agent’s interest therein pursuant to this Agreement.

16.                               No Waiver. No course of dealing between any Company and Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Agent or any Secured

Party, any right, power or privilege hereunder or under any of the other Senior Secured Note Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

17.                               Remedies Cumulative. All of Agent’s rights and remedies with respect to the Intellectual Property Collateral, whether established hereby or by any of the other Senior Secured Note Documents, or by any other agreements or by applicable law shall be cumulative and may be exercised singularly or concurrently.

18.                               Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable, in whole or in part, in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

19.                               Entire Agreement. This Agreement, together with the other Senior Secured Note Documents, constitutes and expresses the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written.  This Agreement is subject to modification only by a writing signed by the parties, except as provided in paragraph 9 hereof.

20.                               Successors and Assigns. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Agent and each other Secured Party and upon the successors and permitted assigns of each Company.  No Company shall assign its rights or delegate its rights or assign its duties hereunder without the prior written consent of Agent.

21.                               Waiver of Acceptance.  Each Company hereby waives notice of Agent’s acceptance hereof.

22.                               Governing Law. This Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

23.                               Waiver of Jury Trial. To the fullest extent permitted by applicable law, each Company  and Agent each waives the right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of  or related to this Agreement or the Collateral.

[Remainder of page intentionally left blank-signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANIES:

FREEDOM GROUP, INC.

By:

Title:

REMINGTON ARMS COMPANY, INC.

By:

Title:

THE MARLIN FIREARMS COMPANY

By:

Title:

H&R 1871, LLC

By:

Title:

BUSHMASTER FIREARMS INTERNATIONAL, LLC

By:

Title:

DPMS FIREARMS, LLC

By:

Title:

E-RPC, LLC

By:

Title:

DA ACQUISITIONS, LLC

By:

Title:

RA BRANDS, L.L.C.

By:

Title:

RACI HOLDING, INC.

By:

Title:

BUSHMASTER HOLDINGS, LLC

By:

Title:

REMINGTON STEAM, LLC

By:

Title:

AGENT:

WILMINGTON TRUST FSB, as Agent

By:

Title: